[GRAPHIC OMITTED]
ROPES
& GRAY

ROPES & GRAY LLP
ONE INTERNATIONAL PLACE   BOSTON, MA 02110-2624   617-951-7000   F 617-951-7050

BOSTON  NEW YORK  PALO ALTO  SAN FRANCISCO  WASHINGTON, DC   www.ropesgray.com

                                                                    Exhibit 2(l)


November 18, 2005





Board of Managers
BACAP Alternative Multi-Strategy Fund, LLC
40 West 57th Street
New York, New York  10019

Dear Sirs:

We have acted as counsel to BACAP Alternative Multi-Strategy Fund, LLC (the "Fund"), a limited liability company organized under the laws of the State of Delaware, in connection with the preparation of the Fund's Registration Statement on Form N-2 under the Securities Act of 1933, as amended (the "1933 Act"), filed by the Fund with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), relating to the registration of $200,000,000 of limited liability company interests in the Fund ("Interests").

We have examined such Fund records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of rendering this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to certain questions of fact, we have relied upon statements of officers of the Fund and upon representations of the Fund included in the Registration Statement.

Based upon the foregoing, we are of the opinion that Interests, when issued and sold in the manner described in the prospectus included in the Registration Statement, will be legally issued, fully paid and non-assessable by the Fund.

The foregoing opinion is limited to the Federal laws of the United States and the Limited Liability Company Act of the State of Delaware.

ROPES & GRAY LLP

Board of Managers                      -2-                     November 18, 2005

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us as counsel to the Fund in the prospectus and statement of additional information constituting a part thereof.

Very truly yours,



/s/ Ropes & Gray LLP
--------------------
Ropes & Gray LLP